
<ARTICLE>           5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of June 30, 1996, and the related statements of income and cash flows for the 6-month period then ended and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER>        1000

<PERIOD-TYPE>                           6-MOS
<FISCAL-YEAR-END>                  DEC-29-1996
<PERIOD-START>                     JAN-01-1996
<PERIOD-END>                       JUN-30-1996
<CASH>                                    5372
<SECURITIES>                                 0
<RECEIVABLES>                            21211
<ALLOWANCES>                               341
<INVENTORY>                              56285
<CURRENT-ASSETS>                         88421
<PP&E>                                  213209<F1>
<DEPRECIATION>                           64925<F1>
<TOTAL-ASSETS>                          341710
<CURRENT-LIABILITIES>                    79756
<BONDS>                                      0
<PREFERRED-MANDATORY>                        0
<PREFERRED>                                  0
<COMMON>                                    97
<OTHER-SE>                               30213
<TOTAL-LIABILITY-AND-EQUITY>            341710
<SALES>                                 303762
<TOTAL-REVENUES>                        303762
<CGS>                                   219854
<TOTAL-COSTS>                           219854<F1>
<OTHER-EXPENSES>                         72413<F1>
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                       14013
<INCOME-PRETAX>                          (2518)
<INCOME-TAX>                               470
<INCOME-CONTINUING>                          0
<DISCONTINUED>                               0
<EXTRAORDINARY>                              0
<CHANGES>                                    0
<NET-INCOME>                             (2048)
<EPS-PRIMARY>                            (0.26)
<EPS-DILUTED>                            (0.26)<F2>

<F1> Restated to be consistent with 1998 presentation.
<F2> Restated to reflect adoption in fourth quarter 1997 of FAS 128 which is a new standard of computing and presenting both basic and diluted net income per share.

